EXHIBIT 24.1
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                                POWER OF ATTORNEY
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         KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and/Officers of North American Galvanizing & Coatings. Inc., a Delaware corporation (the Company), hereby constitutes and appoints Paul R. Chastain the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution and authority to sign for the undersigned, as Director or Officer of the Company, or as both, the Company's Form 10-K Annual Report for the period ended December 31, 2004, and any and all exhibits and amendments thereto to be filed with the Securities and Exchange Commission, Washington D.C. pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934; hereby ratifying and confirming all acts taken by such agent and attorney-in-fact as herein authorized.



DATED: FEBRUARY 17, 2005


JOSEPH J. MORROW /s/ Joseph J. Morrow
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PATRICK J. LYNCH /s/ Patrick J. Lynch
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JOHN H. SUNUNU /s/ John. H. Sununu
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RONALD J. EVANS /s/ Ronald J. Evans
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GILBERT L. KLEMANN, II /s/ Gilbert L. Klemann
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LINWOOD J. BUNDY /s/ Linwood J. Bundy
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